                           EXHIBIT 99.1

        THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
                        SEGMENT INFORMATION
                             Unaudited
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                                                              THREE MONTHS
(In millions)                                                     ENDED               SIX MONTHS
                                                        ------------------------         ENDED
                                                        MAR. 31,        JUN. 30,        JUN. 30,
                                                          1999            1999            1999
                                                        --------        --------        --------
SALES:

  North American Tire                                   $1,507.1        $1,579.8        $3,086.9
  European Union Tire                                      503.5           470.8           974.3
  Eastern Europe, Africa and Middle East Tire              181.2           189.3           370.5
  Latin American Tire                                      240.6           219.2           459.8
  Asia Tire                                                141.0           148.8           289.8
                                                        --------        --------        --------
   TOTAL TIRES                                           2,573.4         2,607.9         5,181.3

  Engineered Products                                      308.7           328.7           637.4
  Chemical Products                                        228.4           223.2           451.6
                                                        --------        --------        --------
   TOTAL SEGMENT SALES                                   3,110.5         3,159.8         6,270.3

  Inter-SBU Sales                                         (120.4)         (112.9)         (233.3)
  Other                                                      1.1             1.8             2.9
                                                        --------        --------        --------
   NET SALES                                            $2,991.2        $3,048.7        $6,039.9
                                                        ========        ========        ========

INCOME:

  North American Tire                                   $   91.7        $   24.3        $  116.0
  European Union Tire                                       45.3            35.3            80.6
  Eastern Europe, Africa and Middle East Tire                9.8            11.4            21.2
  Latin American Tire                                       30.1            16.0            46.1
  Asia Tire                                                  3.6             7.8            11.4
                                                        --------        --------        --------
   TOTAL TIRES                                             180.5            94.8           275.3

  Engineered Products                                       20.5            30.8            51.3
  Chemical Products                                         28.7            30.2            58.9
                                                        --------        --------        --------
   TOTAL SEGMENT INCOME (EBIT)                             229.7           155.8           385.5

  Rationalizations and other actions                      (167.4)            9.6          (157.8)
  Interest expense                                         (37.7)          (39.6)          (77.3)
  Foreign currency exchange                                 34.6            (1.1)           33.5
  Minority interest in net income of subsidiaries           (4.5)           (6.5)          (11.0)
  Inter SBU-Income                                         (14.0)          (12.2)          (26.2)
  Other                                                     (6.0)          (11.0)          (17.0)
                                                        --------        --------        --------
   INCOME FROM CONTINUING OPERATIONS                    $   34.7        $   95.0        $  129.7
                 BEFORE INCOME TAXES                    ========        ========        ========

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